Exhibit 3.10

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Amendment-Domestic Corporation
(15 Pa.C.S.)

Entity Number 2859390	☒ Business Corporation (§ 1915)
☐ Nonprofit Corporation (§ 5915)

Name ESQUIRE ASSIST			Document will be returned to the name and address you enter to the left.
Address			Ü
COUNTER PICK-UP
City	State	Zip Code

Fee: $70

Filed in the Department of State on _______________

Secretary of the Commonwealth

     In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is:
EXELON CORPORATION

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)	Number and Street City	State	Zip	County
	2301 MARKET STREET PHILADELPHIA	PA	19103	PHILADELPHIA

(b)	Name of Commercial Registered Office Provider			County
	c/o

3. The statute by or under which it was incorporated: PA Business Corporation Law of 1988, as amended

4. The date of its incorporation: FEBRUARY 4, 1999

5. Check, and if appropriate complete, one of the following:
☒ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.
☐ The amendment shall be effective on: ___at___ Date            Hour

FORM DMEAST #9051077 v1

6. Check one of the following:
☒ The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).
☐ The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. Check, and if appropriate, complete one of the following:
☒ The amendment adopted by the corporation, set forth in full, is as follows:
     The first sentence of Article IV is amended to read as follows: The aggregate number of shares which the Corporation shall have authority to issue is 2,100,000,000 shares, divided into 2,000,000,000 shares of Common Stock, without par value (hereinafter called the “Common Stock”), and 100,000,000 shares of Preferred Stock, without par value (hereinafter called the “Preferred Stock”).”
☐ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. Check if the amendment restates the Articles:
☐ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 10th day of October, 2005.

EXELON CORPORATION

Name of Corporation

/s/ Bruce G. Wilson
Signature

Assistant Secretary
Title

FORM DMEAST #9051077 v1

Department of State
Corporation Bureau
P.O. Box 8722
Harrisburg, PA 17105-8722
(717) 787-1057
web site: www.dos.state.pa.us/corp.htm
Instructions for Completion of Form:
A.	Typewritten is preferred. If not, the form shall be completed in black or blue-black ink in order to permit reproduction. The filing fee for this form is $52 made payable to the Department of State.

B.	Under 15 Pa.C.S. § 135(c) (relating to addresses) an actual street or rural route box number must be used as an address, and the Department of State is required to refuse to receive or file any document that sets forth only a post office box address.

C.	The following, in addition to the filing fee, shall accompany this form:
(1)	Two copies of a completed form DSCB:15-134B (Docketing Statement-Changes).

(2)	Any necessary copies of form DSCB:17.2.3 (Consent to Appropriation or Use of Similar Name) shall accompany Articles of Amendment effecting a change of name and the change in name shall contain a statement of the complete new name.

(3)	Any necessary governmental approvals.
D.	Nonprofit Corporations: If the action was authorized by a body other than the board of directors Paragraph 6 should be modified accordingly.

E.	This form and all accompanying documents shall be mailed to the above stated address.

F.	To receive confirmation of the file date prior to receiving the microfilmed original, send either a self-addressed, stamped postcard with the filing information noted or a self-addressed, stamped envelope with a copy of the filing document.